SallieMae
11600 Sallie Mae Drive
Reston, Virginia 20193

                                                                  April 8, 2002

                              ---------------------
                             MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2002
                              ---------------------

Dear Shareholder:

     We invite you to attend USA Education, Inc.'s Annual Shareholders' Meeting on Thursday, May 16, 2002 at 10:00 a.m. at the Corporation's offices located at 11600 Sallie Mae Drive, Reston, Virginia, 20193.

     Your participation in the Annual Meeting is important. Regardless of whether you plan to attend, we urge you to vote your proxy at your earliest convenience. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials.

     Thank you for your support of Sallie Mae.

                                        Sincerely,

                                        /s/ Edward A. Fox

                                        Edward A. Fox
                                        Chairman of the Board of Directors

                               USA EDUCATION, INC.
               (to be renamed SLM CORPORATION as of May 17, 2002)

                             11600 Sallie Mae Drive
                             Reston, Virginia 20193

                              ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2002
                              ---------------------

TIME ......................      o 10:00 a.m., local time, on Thursday, May 16, 2002

PLACE .....................      o 11600 Sallie Mae Drive
                                   Reston, Virginia 20193

ITEMS OF BUSINESS .........   At the Annual Meeting, shareholders will be asked to vote on the following items:

                               (1) Elect the Board of Directors for a term of one year;

                               (2) Reapprove the Corporation's Management Incentive Plan (the
                                   "Management Incentive Plan" or "Plan") and amend the Plan to increase the number of shares authorized under the Plan;

                               (3) Ratify the appointment of Arthur Andersen LLP as independent auditors for 2002; and

                               (4) Conduct other business if properly introduced.

RECORD DATE ...............      o You can vote if you were a shareholder on March 18, 2002.

ANNUAL REPORT                    o Our 2001 annual report and our 2001 Form 10-K, which are
AND FORM 10-K .............        not part of the proxy soliciting material, are enclosed.

PROXY VOTING ..............      o The Board of Directors solicits your proxy and asks you to vote your proxy at your earliest convenience to be sure your vote is received and counted. You may vote by mail, telephone or over the Internet, depending on how your share ownership is
                                   recorded. If you plan to attend the Annual Meeting, please advise my office directly at (703) 810-7785.

                                                                   Mary F. Eure
                                                            Corporate Secretary

April 8, 2002

                               USA EDUCATION, INC.
               (to be renamed SLM CORPORATION as of May 17, 2002)

                              ---------------------
                              2002 PROXY STATEMENT
                              ---------------------
                                TABLE OF CONTENTS
                              ---------------------

ABOUT VOTING .................................................................     1
CORPORATE PERFORMANCE ........................................................     2
STOCK OWNERSHIP ..............................................................     3
PROPOSAL 1--ELECTION OF DIRECTORS ............................................     4
 Information Concerning Nominees .............................................     4
 Meetings of the Board and Its Committees ....................................     8
 Certain Relationships .......................................................     8
 Director Compensation .......................................................     9
EXECUTIVE COMPENSATION .......................................................     9
 Report of the Compensation and Personnel Committee on Executive Compensation      9
 Summary Compensation Table ..................................................    12
 2001 Option Grant Table .....................................................    13
 2001 Option Exercises and Year-End Value Table ..............................    13
 Pension Plan Benefits .......................................................    14
 Employment Agreements .......................................................    15
 Indebtedness ................................................................    16
 Executive Officers ..........................................................    16
PROPOSAL 2--REAPPROVAL AND AMENDMENT OF THE MANAGEMENT
 INCENTIVE PLAN ..............................................................    16
REPORT OF THE AUDIT/FINANCE COMMITTEE ........................................    22
PROPOSAL 3--APPOINTMENT OF INDEPENDENT AUDITOR ...............................    23
GENERAL INFORMATION ..........................................................    24
 Shares Outstanding ..........................................................    24
 Principal Shareholders ......................................................    24
 Other Matters ...............................................................    25
 Solicitation Costs ..........................................................    25
 Shareholder Proposals for 2003 Annual Meeting ...............................    25
 Section 16(a) Beneficial Ownership Reporting Compliance .....................    25
EXHIBIT A--Management Incentive Plan Document ................................    26

                               USA EDUCATION, INC.

                              ---------------------

                                 ABOUT VOTING

Who may vote?

     Only USA Education, Inc. (to be renamed SLM Corporation as of May 17, 2002) shareholders who owned common stock at the close of business on March 18, 2002, the record date for the Annual Meeting, can vote. We refer to USA Education, Inc. as Sallie Mae or the Corporation.

How are my votes counted?

     In the election of directors, shares are entitled to cumulative voting, which means that each share of your common stock is entitled to the number of votes equal to the number of directors to be elected. Pursuant to the Corporation's Certificate of Incorporation, the size of the Board will change from 16 members to 15 members at this Annual Meeting. Accordingly, each share is entitled to 15 votes in the election of directors.

     If you vote in person, you may cumulate your votes and give one nominee all of your votes or you may distribute your votes among the nominees in any manner. If you vote by proxy, your votes will be cast and cumulated so as to elect the maximum number of the nominees named on the proxy card, except that none of your votes will be cast for any nominee for whom you instruct that the vote be withheld. The 15 nominees who receive the greatest number of votes cast and entitled to be voted at the Annual Meeting will be elected.

     Approval of other matters at the Annual Meeting requires an affirmative vote of at least a majority of the votes present or represented and entitled to be voted on the matter, with each share of stock entitled to one vote. Abstentions have the same effect as votes against the matter. Shares that are not voted on a matter, including shares for which a broker does not have discretionary voting authority, do not affect the vote.

How do I vote?

     You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting.

     The process of voting by proxy differs slightly, based on how your share ownership is recorded. Your share ownership is recorded in one of three ways: direct ownership, recorded by the stock transfer agent for the Corporation, the Bank of New York; beneficial ownership, recorded through a brokerage or bank account; or beneficial ownership, recorded by the Corporation's 401(k) Plan Trustee.

     If your ownership is recorded directly, you will receive a proxy card. If your share ownership is beneficial, your broker, bank and/or the 401(k) Plan Trustee will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker, bank or the 401(k) Plan Trustee must follow your voting instructions.

     If you receive a voting instruction card from your broker or bank, you may vote those shares by mail, telephonically by calling the telephone number shown on the voting form, or via the Internet at the web site shown on the voting form. A proxy card or a voting instruction card from the 401(k) Plan Trustee may be voted only by mail or by telephone.

     Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on May 15, 2002. (Votes submitted to the 401(k) Plan Trustee must be received by May 13, 2002). Voting by returning a paper proxy, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. However, if your shares are held through a bank, broker or the 401(k) Plan and you wish to vote those shares in person at the Annual Meeting, you must in advance of the Annual Meeting, obtain a legal proxy from your bank, broker or the 401(k) Plan Trustee.

How do proxies work?

     Sallie Mae's Board of Directors is requesting your proxy. Giving the Board your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify. If you sign and return the enclosed proxy card or voting instruction form but do not specify how to vote, the Board of Directors will vote your shares in favor of all of the director nominees named in this proxy statement, reapproval and amendment of the Management Incentive Plan and ratification of Arthur Andersen LLP, as independent auditor. Giving the Board your proxy also means that you authorize their representatives to vote any other matter presented at the Annual Meeting in such manner as they determine best. The Corporation does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement. If you own shares through the 401(k) Plan, however, and do not vote your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

Can I change my vote?

     A shareholder whose ownership is recorded directly has the power to change or revoke a proxy prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Corporate Secretary or by giving a later dated proxy prior to the meeting. A shareholder whose shares are owned beneficially through a bank, broker, or the 401(k) Plan must contact that entity to change or revoke a previously given proxy.

                              CORPORATE PERFORMANCE

     The Corporation's annual report to shareholders for 2001 is included in the mailing with this proxy statement. We urge you to read it carefully.

     The following graph compares the yearly percentage change in the Corporation's cumulative total shareholder return on its common stock to that of Standard & Poor's 500 Stock Index and Standard & Poor's 500 Diversified Financial Services Index. The graph assumes a base investment of $100 at December 31, 1996 and reinvestment of dividends through December 31, 2001.

                               USA EDUCATION, INC.
                        FIVE-YEAR CUMULATIVE TOTAL RETURN

[THE FOLLOWING INFORMATION WAS ALSO REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                                 Base
Company/Index                                    Year      12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
-------------                                   -------    --------   --------   --------   --------   --------
USA EDUCATION, INC. ..........................  $100.00    $151.60    $185.50    $165.60    $270.60    $337.40
S&P 500 DIV FINANCIAL SERVICES(1)(2) .........   100.00     159.80     193.20     252.70     316.80     274.00
S&P 500 INDEX(1) .............................   100.00     133.30     171.30     207.40     188.50     166.20

------------

(1) Source: Bloomberg Comparative Return Table

(2) Companies included in Standard & Poor's 500 Diversified Financial Services Index are: AMBAC Financial, American Express, Bear Stearns, Charles Schwab Corporation, Citigroup Inc., Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Franklin Resources Inc., Lehman Brothers, Merrill Lynch & Company, Moody's Corporation, Morgan Stanley Dean Witter, State Street Corporation, Stilwell Financial, T. Rowe Price, and USA Education, Inc.

                                 STOCK OWNERSHIP

     Sallie Mae encourages stock ownership by its directors, officers and employees to align their interests with those of shareholders. We believe this policy sharply focuses directors and the workforce on economic performance and long-term strategic initiatives that will enhance shareholder returns.

     To support our ownership policy, the Corporation:

     o compensates non-employee directors only in the form of options on the Corporation's common stock;

     o requires that a portion of any annual bonus paid to any officer be in the form of Sallie Mae stock;

     o grants stock options to all employees; and

     o established a share ownership policy for senior officers, which is explained in the Executive Compensation section of this proxy statement.

     In order to reinforce the importance of sustained, long-term shareholder returns, some of these arrangements have share ownership retention requirements or incentives.

     The following table provides information regarding shares owned by each director and nominee to the Board of Directors and for each executive officer of the Corporation named in the Summary Compensation Table in this proxy statement at February 28, 2002. As a group, the directors increased their share ownership over the past 12 months by 30 percent, and directors and executive officers as a group increased their ownership over the same period by 33 percent.

                                                            Total                           Total         Percent
                                                          Economic         Vested        Beneficial         of
                                          Shares(1)     Ownership(2)     Options(3)     Ownership(4)       Class
                                          ---------     ------------     ----------     ------------       -----
Directors
Charles L. Daley(5) ..................       41,013                          73,991         115,004         *
William M. Diefenderfer, III .........        8,012                          32,308          40,320         *
Thomas J. Fitzpatrick ................      351,490       401,490           427,377         778,867         *
Edward A. Fox(5) .....................      234,244                          87,766         322,010         *
Diane Suitt Gilleland ................       32,874                          60,385          93,259         *
Earl A. Goode ........................        5,569                          15,659          21,228         *
Ann Torre Grant ......................       24,732                          63,627          88,359         *
Ronald F. Hunt(5) ....................       51,364                          58,286         109,650         *
Benjamin J. Lambert, III .............       33,554                          52,734          86,288         *
James C. Lintzenich ..................       20,000                               0          20,000         *
Albert L. Lord .......................      499,489       561,989           823,134       1,322,623         *
Barry A. Munitz ......................       44,399                          65,877         110,276         *
A. Alexander Porter, Jr.(5) ..........      247,177                         169,000         416,177         *
Wolfgang Schoellkopf(5) ..............       28,640                          67,626          96,266         *
Steven L. Shapiro ....................       36,920                          75,404         112,324         *
Barry Lawson Williams ................        4,527                          15,947          20,474         *
Named Executive Officers
Albert L. Lord .......................      499,489       561,989           823,134       1,322,623         *
Thomas J. Fitzpatrick ................      351,490       401,490           427,377         778,867         *
Marianne M. Keler(5) .................      106,448                         185,555         292,003         *
June M. McCormack ....................       88,434                               0          88,434         *
John F. Remondi ......................       73,303                         326,850         400,153         *
Directors and Executive Officers
 as a Group(6) .......................    2,107,119                       2,816,997       4,924,116        3.17%

------------
* Less than one percent

(1) Shares held directly or indirectly by the individual, including shares credited to Corporation-sponsored retirement plans.

(2) Total of column 1 plus 12,500 unvested restricted stock units credited to Mr. Lord's deferred compensation account and 50,000 unvested restricted stock units each granted to Mr. Lord and Mr. Fitzpatrick under the terms of their employment agreements, which are described later in this proxy statement.

(3) Shares that may be acquired within 60 days through the exercise of stock options.

(4) Total of columns 1 and 3. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(5) Mr. Daley's share ownership includes 875 shares held through a limited partnership, in which he owns a 50% interest. Mr. Fox's share ownership includes 14,000 shares held in a charitable remainder trust. Mr. Hunt's share ownership includes 525 shares held solely in his wife's name. Mr. Porter's share ownership includes 244,500 shares over which he shares investment and voting control. Mr. Schoellkopf's share ownership includes 5,000 shares held through a limited partnership of which he is the sole general partner. Ms. Keler's share ownership includes 100 shares owned by her son.

(6) Includes the directors and director nominees, the executive officers listed above plus two other executive officers (a total of 21 persons).

                        PROPOSAL 1--ELECTION OF DIRECTORS

     Currently, 16 individuals serve on the Board of Directors. Pursuant to the Corporation's Certificate of Incorporation, the maximum number of individuals who may serve on the Board as of the May 2002 Annual Meeting is 15. Accordingly, shareholders are asked to elect 15 directors to serve on the Board for a one-year term or until their successors are elected or appointed.

     Upon the recommendation of the Nominations and Governance Committee of the Board, the Board has nominated each of the current directors for reelection with the exception of James C. Lintzenich, who has decided not to stand for reelection. Two of the nominees, Earl A. Goode and Barry L. Williams were individuals selected by the Lumina Foundation, Inc., the successor in interest of USA Group, Inc. ("USA Group") and are nominated pursuant to the Corporation's acquisition of certain stock and assets of USA Group. Mr. Lintzenich will join the Board of Directors of the Student Loan Marketing Association (the "GSE").

Information Concerning Nominees

     Biographical information about each nominee as of February 28, 2002 is set forth below. Board service with the Corporation's predecessor entity and current subsidiary, the GSE, is included.

     The Board of Directors recommends a vote FOR the election of the 15 nominees named below. Proxies will be so voted unless shareholders specify a contrary choice on their proxy card.

Nominees                                         Description of Principal Business or Occupation
--------                                         -----------------------------------------------
Charles L. Daley                Director, Executive Vice President and Secretary of TEB Associates, Inc., a real
Age 69                          estate finance company, since 1992. Mr. Daley was Executive Vice President
Director since July 5, 1995     and Chief Operating Officer of First Peoples Financial Corporation, a bank holding company, from 1987 to 1992 and Executive Vice President and
                                Chief Operating Officer of First Peoples Bank of New Jersey, a state-
                                chartered commercial bank, from 1984 to 1992.

Nominees                                          Description of Principal Business or Occupation
--------                                          -----------------------------------------------
William M. Diefenderfer, III      President and Co-Founder, enumerate Solutions, Inc. and since 1991, a
Age 56                            partner with the law firm of Diefenderfer, Hoover & Wood, Pittsburgh, PA.
Director since August 8, 1997     Previously, Mr. Diefenderfer was Deputy Director of the Office of
                                  Management and Budget from 1989 to 1991 by appointment of President
                                  Bush. During that period Mr. Diefenderfer also served on the Deputies
                                  Committee of the National Security Council, as Chairman of the President's
                                  Council on Management and Integrity, and as Chairman of the President's
                                  Council on Improvement and Efficiency. Mr. Diefenderfer has been a director of the GSE since August 1997, a director of Chart House Enterprises since 1991, and was a member of the Board of Trustees of Dickinson College from 1992 to 1994.

Thomas J. Fitzpatrick             President and Chief Operating Officer. Mr. Fitzpatrick joined the
Age 53                            Corporation in 1998 as Executive Vice President. Prior to joining Sallie Mae,
Director since July 31, 2000      Mr. Fitzpatrick was President and Chief Executive Officer of Equity One,
and from July 1997 to             Inc. He served as Vice Chairman of Commercial Credit Co. from 1988 to
May 1999                          1989; President and Chief Operating Officer of Manufacturers Hanover
                                  Consumer Services (MHCS) from 1983 to 1988; and Chief Financial Officer of MHCS from 1978 to 1983. Mr. Fitzpatrick is currently a member of the
                                  Board of Directors of MAB Paints, Inc.

Edward A. Fox                     Mr. Fox retired from the GSE in 1990 after serving as its President and Chief
Age 65                            Executive Officer since its inception in 1973. From 1990 until 1994, he was
Director since July 31, 1997      the Dean of the Amos Tuck School of Business Administration at Dartmouth
                                  College. Mr. Fox is a director of Delphi Financial Group, Greenwich Capital
                                  Management and New England Financial. Mr. Fox serves as Trustee of the
                                  University of Maine system and is a member of the Board of Directors and
                                  President of the American Ballet Theatre.

Diane Suitt Gilleland             Deputy Director of the Illinois Board of Higher Education. Previously,
Age 55                            Dr. Gilleland was senior associate, Institute for Higher Education Policy
Director since March 25, 1994     (1998-1999); senior fellow, American Council on Education, Washington,
                                  DC (1997); director, Arkansas Department of Higher Education (1990-
                                  1997) and Chief Finance Officer for Arkansas Higher Education (1986-
                                  1990). Dr. Gilleland is currently a director and on the Executive Committee of the GSE and previously served by appointment of the President of the
                                  United States from 1994 to 1997. Dr. Gilleland serves on the boards of several organizations and as an advisor to state, national and international higher education organizations.

Earl A. Goode                     Formerly, President of GTE Information Services and GTE Directories
Age 61                            Corporation (1994 to 2000). Previously, Mr. Goode held a number of
Director since July 31, 2000      positions within GTE, including President of GTE Telephone Operations
                                  North and East; President of GTE Telephone Company of the Southwest;
                                  and Vice President--Operations, GTE Telephone Operations North.
                                  Mr. Goode is Chairman of Indiana Sports Corp. and serves or has served on the boards of Georgetown College Foundation, Alma College, the Chase
                                  Bank of Texas, N.A.--Dallas, NBD Bank of Indiana, Meridian Insurance
                                  Company, and Williams Manufacturing Company. He previously served on the Board of Directors of USA Funds, Inc. from 1994 to 2000.

Nominees                                         Description of Principal Business or Occupation
--------                                         -----------------------------------------------
Ann Torre Grant                  Strategic and Financial Consultant. Ms. Grant is an independent director of
Age 43                           Franklin Mutual Series, which is part of the Franklin Templeton mutual fund
Director since July 31, 1997     complex, and Condor Technology Solutions, Inc., an information technology consulting firm. Ms. Grant was a director of the GSE from 1997 to 2000. Ms. Grant was Executive Vice President, Chief Financial Officer
                                 and Treasurer of NHP Incorporated, a national real estate services firm, from
                                 1995 to 1997. Ms. Grant was Vice President and Treasurer of USAirways
                                 from 1991 until 1995, and held other finance positions at USAirways from
                                 1988 until 1991.

Ronald F. Hunt                   Attorney and private investor. Mr. Hunt retired from the GSE in 1990 after
Age 58                           serving in a number of executive positions, beginning in 1973. Mr. Hunt is
Director since July 5, 1995      a director and Vice Chairman of the GSE; Chairman of the Board of
                                 Directors of the National Student Clearinghouse, a not-for-profit corporation that provides loan status verification and other services for participants in the federal student loan program; a member of the Board of Directors of enumerate Solutions, Inc., a software technology company; and a member of the Board of Trustees of Warren Wilson College.

Benjamin J. Lambert, III         Senator of the Commonwealth of Virginia since 1986. As a Senator,
Age 65                           Dr. Lambert focuses on education issues. He serves on the Senate
Director since July 5, 1995      Committees on Education & Health, Finance, General Laws, and Privileges
                                 & Elections, and a member of the Senate Finance Subcommittees on
                                 Education, General Government, and Health & Human Resources.
                                 Dr. Lambert has been self-employed as an optometrist since 1962.
                                 Dr. Lambert is a director of Consolidated Bank & Trust Company and
                                 Dominion Resources and was a director of the GSE from 1995 to 2000.
                                 Dr. Lambert is also Secretary of the Board of Trustees of Virginia Union
                                 University, where he has served as a Trustee for over 15 years. Dr. Lambert is Secretary of the Virginia Commonwealth University Health Systems
                                 Authority Board.

Albert L. Lord                   Vice Chairman and Chief Executive Officer of the Corporation
Age 56                           (1997-present). Previously, Mr. Lord was President and principal
Director since July 5, 1995      shareholder of LCL Ltd., a Washington D.C. firm that provided investment and financial consulting services. Mr. Lord served as the Executive Vice
                                 President and Chief Operating Officer of the GSE from 1990 to 1994. From
                                 July 1995 until August 1997, Mr. Lord was a director of the GSE. Mr. Lord serves on the Board of Directors of SS&C Technologies, Inc.

Barry A. Munitz                  President and Chief Executive Officer, The J. Paul Getty Trust, Los Angeles,
Age 60                           CA. Dr. Munitz formerly served as Chancellor and Chief Executive Officer
Director since July 31, 1997     of the California State University System from 1991 to 1997. Dr. Munitz is former Chair of the American Council on Education and Vice Chair of
                                 the National Commission on the Cost of Higher Education. He is a trustee of Princeton University, a director of KB Home, and a member of the
                                 Executive Committee of Los Angeles' KCET Public Television Station.
                                 Dr. Munitz also served as a director of SunAmerica Corp. from 1994 to
                                 1998. He currently serves as a Fellow to the American Academy of Arts and Sciences.

Nominees                                          Description of Principal Business or Occupation
--------                                         -----------------------------------------------
A. Alexander Porter, Jr.         Co-Founder and President of Porter, Felleman Inc., an investment management
Age 63                           company, since 1976. He is also General Partner of Amici Associates, L.P. since
Director since July 5, 1995      1976 and of the Collectors' Fund since 1984. Amici and the Collectors' Fund are investment partnerships in which Mr. Porter has investment discretion to buy and sell securities. Mr. Porter was a director of the GSE from 1995 to 2000.
                                 He is a trustee of Davidson College in North Carolina, a founder and director of Distribution Technology, Inc., a privately held company, and a trustee of
                                 The John Simon Guggenheim Memorial Foundation.

Wolfgang Schoellkopf             Chairman, Bank Austria Cayman Islands Limited and General Partner,
Age 69                           PMW Capital Management, L.L.C. Formerly, Chief Executive Officer, Bank
Director since July 31, 1997     Austria Group's U.S. operations ending September 2001. Previously,
                                 Mr. Schoellkopf was Partner, Ramius Capital Group (1996-1998), Vice
                                 Chairman and Chief Financial Officer of First Fidelity Bancorporation from
                                 1990 until 1996. From 1963 to 1988, Mr. Schoellkopf was with The Chase
                                 Manhattan Bank, most recently as Executive Vice President and Treasurer.
                                 Mr. Schoellkopf is a director of PMW Capital Management, LLC;
                                 Inner-City Scholarship Fund; and Marymount University.

Steven L. Shapiro                Certified Public Accountant and Personal Financial Specialist. Mr. Shapiro
Age 61                           is Chairman of Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese,
Director since July 5, 1995      Wilson & Co., an accounting firm, where he has been employed since 1960, and has served on its Board of Directors since 1966. Mr. Shapiro is a member of the executive advisory council of Rutgers University, the American
                                 Institute of Certified Public Accountants and the New Jersey Society of
                                 CPAs. Mr. Shapiro also serves on the Board of Directors of the West Jersey
                                 Hospital Foundation (since 1993) and The Bank, a subsidiary of Fulton
                                 Financial Corporation located in Woodbury, New Jersey. He was director of
                                 Carnegie Bancorp, a Princeton, New Jersey bank from 1992 to 1998, the
                                 New Jersey Casino Reinvestment Development Authority from 1992 to
                                 1998, First Peoples Financial Corp. from 1990 to 1992 and Vice Chairman of the Board of Jefferson Bank of New Jersey from 1988 to 1990.

Barry L. Williams                President, Williams Pacific Ventures, Inc. Interim President and CEO of the
Age 57                           American Management Association International from 2000 to 2001.
Director since July 31, 2000     Previously, Mr. Williams held positions with Bechtel Group, where he served as managing principal of Bechtel Investments, Inc. He previously served on the Board of Directors of USA Funds, Inc. from 1995 to 2000.
                                 Mr. Williams serves on the boards of PG&E Corporation, R. H. Donnelly
                                 & Company, Northwestern Mutual Life Insurance Company, CH2M Hill,
                                 Newhall Land & Farming Company, Synavant Inc., Simpson Manufacturing
                                 Co., Inc., and Kaiser-Permanente. He is also a General Partner with WDG
                                 Ventures, Inc. He has been President of the Harvard Alumni Association and
                                 Lead Trustee of the Willits Environmental Trust.

Meetings of the Board and its Committees

     During 2001, the Board of Directors met five times. Each of the incumbent directors attended at least 75 percent of the total number of meetings of the Board and committees on which they serve.

     The Board uses committees to assist it in the performance of its duties. Each committee has a charter approved by the Board, which sets forth the respective committee's functions and responsibilities. Shareholders may obtain a copy of a committee charter by contacting the Corporate Secretary. The standing committees of the Board are the Audit/Finance Committee, the Compensation and Personnel Committee, the Nominations and Governance Committee, the Operations Committee, the Executive Committee and the Preferred Stock Committee. All of the Committees, except the Executive Committee, are comprised entirely of non-management directors. The purposes of the Audit/Finance, Compensation and Personnel, and Nominations and Governance Committees, their current members, and the number of meetings held during 2001 are set forth below.

     Audit/Finance Committee. The Audit/Finance Committee assists the Board in fulfilling its responsibilities by providing oversight relating to (1) audit review and financial reporting functions, (2) assessment and management of certain business risks, (3) adequacy of internal controls, (4) establishment of an effective audit function, and (5) capital management and funding strategy.

     Each member of the Audit/Finance Committee is an "independent director" as defined in the Corporation's By-laws and by the New York Stock Exchange. The current membership of the Audit/Finance Committee, which held nine meetings in 2001, is as follows: William M. Diefenderfer, III, Chairman; A. Alexander Porter, Jr., Vice Chairman; Charles L. Daley; Ann Torre Grant; Benjamin J. Lambert, III; and Barry L. Williams.

     Compensation and Personnel Committee. The Compensation and Personnel Committee assists the Board in fulfilling its responsibilities relating to human resources, compensation and benefit matters concerning the Corporation and its subsidiaries. The Committee makes recommendations to the Board as to compensation and other benefits for members of the Board, reviews annually the performance of the CEO and the executive officers of the Corporation and establishes compensation terms for such individuals, and generally oversees the programs and policies of the Corporation relating to compensation and the development and retention of capable management and succession planning for the Corporation's leadership.

     Each member of the Committee is an "independent director" as defined by the Corporation's By-laws and under Section 162(m) of the Internal Revenue Code. The current membership of the Compensation and Personnel Committee, which held seven meetings in 2001, is as follows: Barry A. Munitz, Chairman; William M. Diefenderfer, III, Vice Chairman; Charles L. Daley; Earl A. Goode; Ann Torre Grant; Wolfgang Schoellkopf; and Steven L. Shapiro.

     Nominations and Governance Committee. The Nominations and Governance Committee assists the Board in establishing appropriate standards for the governance of the Corporation, the operations of the Board and the qualifications of directors, as well as proposing candidates for Board membership. The Committee reviews the composition, diversity and operation of the Board, and considers the performance and contributions of individual directors and the Board as a whole. The Committee considers nominees for election to the Corporation's Board of Directors at the Annual Meeting of shareholders. Shareholders may recommend candidates for nomination to the Corporation's Board by sending their recommendation to the Corporate Secretary.

     Each member of the Nominations and Governance Committee is an "independent director" as defined in the Corporation's By-laws. The current membership of the Nominations and Governance Committee, which held three meetings in 2001, is as follows: Benjamin J. Lambert, III, Chairman; Diane Suitt Gilleland, Vice Chairman; Ronald F. Hunt; A. Alexander Porter, Jr.; and Barry L. Williams.

Certain Relationships

     Except for Mr. Lord and Mr. Fitzpatrick, no nominee is a current officer of the Corporation or any of its subsidiaries. Mr. Fox and Mr. Hunt are each former officers of the Corporation or one of its subsidiaries. There are no family relationships among the nominees and the executive officers of the Corporation.

Director Compensation

     Since 1997, the Board of Directors has been compensated solely in the form of options granted on the Corporation's common stock. The Board believes that all-equity compensation best aligns director and shareholder interests.

     In January 2002, for service in 2002, Mr. Fox, as Chairman, received an option grant covering 30,000 shares of the Corporation's common stock, Mr. Porter, the lead independent director, received an option grant covering 25,000 shares, and other non-employee directors received an option grant covering 20,000 shares. These options vest upon the later of: 1) the Corporation's common stock reaching a closing price of $103.20 (a 20 percent increase over the grant price--the fair market value on the date of grant of $86.00 per share) for five trading days; or 2) separation from service from the Board, whichever occurs first. The options also vest on the fifth anniversary of their grant date. The options are cancelled if the optionee is not elected to the Board at the May 16, 2002 meeting.

     Directors are eligible to receive replacement options upon the exercise of vested options. Replacement options are not additional compensation and are explained in the Executive Compensation section of this proxy statement. In 2001, this program resulted in options covering 71,538 shares being granted to Dr. Munitz; 68,872 options being granted to Dr. Gilleland; 63,438 options being granted to Ms. Grant; 58,286 options being granted to Mr. Hunt; 55,748 options being granted to Mr. Fox; 54,545 options being granted to Mr. Shapiro; 52,734 options being granted to Dr. Lambert; 38,496 options being granted to Mr. Daley; 15,414 options being granted to Mr. Williams; 15,125 options being granted to Mr. Goode; 6,228 options being granted to Mr. Lintzenich; and 6,169 options being granted to Mr. Diefenderfer.

     The Corporation's non-employee directors are provided with $50,000 of life insurance, are covered by a travel insurance plan while traveling on corporate business and may receive a $1,500 per diem payment for additional work. No such payments were made to directors in 2001. Neither Mr. Lord, Mr. Fitzpatrick, nor Mr. Lintzenich, who served as an executive officer for a portion of 2001, received any separate compensation for their service on the Board in 2001. Neither Mr. Lord nor Mr. Fitzpatrick were recipients of the 2002 option grants described above.

     Non-employee directors who serve on the Board of the GSE are separately compensated for that service. Mr. Diefenderfer, Mr. Hunt and Ms. Gilleland each were compensated $6,000 for attending GSE Board meetings in 2001. Upon joining the GSE Board, Mr. Lintzenich will be granted an option covering 20,000 shares.

                             EXECUTIVE COMPENSATION

     This section includes (1) a report by the Compensation and Personnel Committee (the "Compensation Committee" or "Committee") regarding the Corporation's executive compensation policy; (2) a summary presentation of 2001 executive compensation in tabular form; (3) a summary of 2001 stock option grants to Named Executive Officers; (4) a valuation of option exercises during the year and remaining option holdings for Named Executive Officers; and (5) descriptions of pension plan benefits, certain employment arrangements and related transactions.

Report of the Compensation and Personnel Committee on Executive Compensation

     The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors. In this role, the Committee develops a comprehensive compensation policy for senior management, which includes appropriate long-term performance incentives with significant equity-linked awards. The Committee annually reviews the performance of the CEO and senior management team and after consultation with the Board, establishes compensation terms for these individuals.

     The Committee is composed entirely of non-employee independent directors, as defined in the Corporation's By-laws and under Section 162(m) of the Internal Revenue Code. The Committee utilizes the services of an independent compensation consulting firm in establishing both executive and director compensation.

     Compensation Policy. The Corporation's executive compensation policy is based on a belief that compensation that promotes long-term management stock ownership and is tied to corporate performance and sustained share price will enhance shareholder value. To implement this policy, the Committee strives to strike a balance between fixed compensation in the form of base salary, and "at risk" compensation, in the forms of annual bonuses based on the attainment of corporate and individual goals, and longer-term, stock-based awards.

     A goal of the Committee is to offer a total compensation potential that is competitive with that offered at peer companies. The Committee believes that the Corporation's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Thus, the compensation peer group is not the same as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this proxy statement. The peer group for compensation purposes comprises companies whose revenues and market capitalization are within a range above and below the Corporation's numbers. The group is reviewed annually and changes are made as appropriate to reflect changes in the financial services industry, such as mergers and acquisitions.

     The total compensation package at the Corporation is designed to attract and to retain executive officers who are entrepreneurial and desire a "risk and reward" compensation structure that is based on ownership and performance principles.

     To further promote the principle of executives as owners, the Corporation adopted stock ownership guidelines in January 1999. Ownership levels, which are expected to be achieved over a three-year period, are:

                                            Stock Ownership as a
                     Position              Multiple of Base Salary
                     --------              -----------------------
                         CEO                    10 x salary
                      President                 10 x salary
              Executive Vice President          10 x salary
                Senior Vice President            7 x salary

     Unvested performance stock and unexercised options, whether vested or not, are not counted in calculating stock ownership.

     As of February 28, 2002, 15 of the Corporation's 20 senior officers, including all of the officers who have been with the Corporation three years or more, have achieved compliance with their ownership guidelines. Moreover, two of the five senior officers who joined the Corporation upon the USA Group acquisition in August 2000 have already achieved their ownership targets.

     Base Salary. In establishing salaries, the Committee reviewed the salaries of executives at peer companies in positions that the Committee considered to be comparable to their particular executive position. Mr. Lord's salary for 2001 was set below the 25th percentile for salaries paid to chief executive officers at the Corporation's peer companies. Mr. Fitzpatrick's was set below the 50th percentile. Salaries for all other Named Executive Officers were set below the 25th percentile. Accordingly, a significant portion of each executive officer's cash compensation is subject to the achievement of goals as set forth in the Corporation's performance bonus program.

     Performance Bonuses. The Compensation Committee believes that executive officer annual bonuses should be tied to satisfaction of specified performance criteria. For 2001, the Compensation Committee established a bonus program under the shareholder-approved Management Incentive Plan, under which bonuses could be earned based on corporate performance and individual performance. The terms of the program establish the maximum bonus amount that may be earned in any one year. The Committee may use its discretion to reduce payments below that amount.

     The corporate performance goals were set by the Committee in January 2001, after consideration by the Board of the 2001 business plan. The goals, which were directly related to key components of the 2001 business plan, were the attainment of specified percentage increases over the prior year for: earnings per share on a "core cash basis;" net income, also on a "core cash basis;" preferred channel loan origination volume; and issuance of student loan guarantees through the strategic USA Funds customer relationship. ("Core cash basis" earnings are defined in the Corporation's annual report to shareholders.) The corporate goals were communicated to all officers during the first quarter of 2001 and status reports of corporate achievement towards the goals were provided throughout the year to both the Committee and the officer group. The Corporation's performance surpassed each goal, except the student loan guarantee issuance goal. The bonuses awarded to Messrs. Lord and Fitzpatrick for 2001 performance were significantly lower than those awarded in 2000, as the awards for 2000 reflected the accomplishment of the acquisition of the USA Group.

     Mr. Lord's individual performance and thus, the award of the individual component of his 2001 bonus, was evaluated by the Committee in consultation with the full Board. The Committee considered the following accomplishments in awarding Mr. Lord's individual performance-based bonus: the successful completion of the integration of the USA Group and Sallie Mae operations; continued development of a strong executive management team; growth in the size and profitability of the Corporation's student loan portfolio; extension of the Corporation's student loan business through completion of negotiations for the acquisition of two higher education debt collection businesses; and taking advantage of the low interest rate environment, to improve the student loan spread and stabilize long-term capital needs.

     The Compensation Committee approved other executive officer performance bonuses, as recommended by Mr. Lord, based on his assessment of their individual performance and on relative compensation levels within the executive officer ranks. Consistent with the Compensation Committee's preference for equity-oriented compensation, a minimum of 40 percent of each executive officer's annual bonus (on a pre-tax or after-tax basis at the election of the executive) was awarded in the form of Sallie Mae common stock.

     Stock Options and Performance Stock. The Compensation Committee believes that stock options provide an appropriate incentive to promote long-term stable growth while aligning executives' interests with those of shareholders. In January 2001, the Compensation Committee granted options to Mr. Lord and other members of the senior management team. The options vest upon the stock price reaching 120 percent of the grant price, but no earlier than 12 months from their grant date. The options also vest on the fifth anniversary of their grant date, or upon a change in control of the Corporation. If options vest upon a change in control and, as a result, an executive becomes subject to excise taxes, the Corporation will make certain tax gross-up payments on behalf of the executive.

     In 1999, the Corporation established a replacement option program to assist executive officers in meeting their share ownership targets. The program also applies to Board members. Under the replacement program, officers and directors are eligible to receive new options upon their exercise of vested options in an amount equal to the number of shares needed to pay the exercise price for the original option. Replacement options carry an exercise price equal to the fair market value of the Corporation's common stock on the date of their grant and vest one year from the grant date. The term of replacement options equals the remaining term of the underlying options.

     Section 162(m). Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of compensation paid to each of the Corporation's five Named Executive Officers, unless the compensation satisfies one of the exceptions set forth in the Code, which includes an exception for "performance-based compensation." The Compensation Committee generally attempts to have significant aspects of performance-based compensation that it awards qualify under Section 162(m), although it recognizes that situations may arise where other considerations may prevail over obtaining such qualification. The Compensation Committee believes that the compensation that the Corporation's Named Executive Officers received under the 2001 Management Incentive Plan and will realize upon exercise of stock options or upon vesting of performance shares granted to them will qualify as "performance-based compensation," and therefore will not be subject to the $1 million limitation.

Compensation and Personnel Committee

Barry A. Munitz, Chairman
William M. Diefenderfer, III, Vice Chairman
Charles L. Daley
Earl A. Goode
Ann Torre Grant
Wolfgang Schoellkopf
Steven L. Shapiro

Summary Compensation Table

     The tables below set forth compensation information for the Corporation's Chief Executive Officer and the Corporation's next four most highly compensated executive officers employed by the Corporation at the end of the 2001 fiscal year (collectively, the "Named Executive Officers") for 2001 and for prior years, up to two, in which the individuals served as executive officers.

                                        Annual Compensation                Long-Term Compensation
                                  ------------------------------      -------------------------------
                                                                                           Securities
                                                                       Stock Based         Underlying        All other
Name and Principal Position       Year     Salary      Bonus(1)         Awards ($)          Options       Compensation(2)
---------------------------       ----    --------    ----------      -------------        ----------     ---------------
 Albert L. Lord ...............   2001    $750,000    $2,250,000      $       --           749,895(4)         $45,000
  Chief Executive Officer         2000    $650,000    $3,000,000      $1,571,875(3)        463,691(4)         $39,000
  and Vice Chairman               1999    $650,000    $1,600,000      $       --                --            $39,000
Thomas J. Fitzpatrick .........   2001    $550,000    $1,550,000      $  435,427(5)        743,776(4)         $33,000
  President and Chief             2000    $500,000    $2,500,000      $2,153,125(5)        200,000            $30,000
  Operating Officer               1999    $400,000    $1,086,000      $   58,289(5)             --            $16,062
 Marianne M. Keler ............   2001    $300,000    $  550,000      $       --           230,878(4)         $18,000
  Executive Vice President        2000    $250,000    $  550,000      $       --            50,000(4)         $15,000
  and General Counsel             1999    $200,000    $  350,000      $   31,417(6)         14,823(4)         $11,987
John F. Remondi ...............   2001    $300,000    $  550,000      $   44,956(7)        100,000            $14,100
  Executive Vice President and    2000    $200,000    $  450,000      $1,632,193(7)             --            $11,700
  Chief Financial Officer
 June M. McCormack ............   2001    $282,692    $  550,000      $  643,089(8)         67,358(4)         $10,200
  Executive Vice President

------------
(1) Bonus is the amount earned for the year indicated and is typically paid in the following year.

(2) Employer matching contributions under the Sallie Mae 401(k) Savings Plan and the Sallie Mae Supplemental 401(k) Savings Plan.

(3) Amount reflects the market value of 25,000 shares of Sallie Mae stock on the date of award, January 25, 2001, as restricted stock units (RSUs), as part of Mr. Lord's 2000 bonus payment under the Management Incentive Plan. The RSUs are compensation for service successfully performed in 2000; however, the Compensation Committee placed restrictions on the RSUs as a retention tool. All of the RSUs were forfeitable by Mr. Lord if he voluntarily left employment prior to January 25, 2002, and one-half of the RSUs will be forfeited if Mr. Lord voluntarily leaves employment on or after January 25, 2002, but prior to January 25, 2003. The value of all unvested RSUs as of December 31, 2001 was $2,100,500.

(4) Includes options granted under the replacement option program.

(5) Amounts are the market value of 3,976 shares granted on January 25, 2001, 2,727 shares granted on January 27, 2000, and 1,321 shares granted on January 28, 1999. These shares are forfeited if: 1) Mr. Fitzpatrick fails to invest 100% of the annual bonus to which the award relates in Sallie Mae stock for 12 months, or 2) Mr. Fitzpatrick voluntarily terminates his employment during this 12-month period. The amount reported for 2000 also includes the market value of 50,000 shares of performance stock granted on July 31, 2000, which have vested or will vest upon the achievement of corporate performance goals. As of December 31, 2001, a total of 28,250 shares of all the shares reported in this column remained unvested with a market value of $2,373,565.

(6) Amount is the market value of 712 shares granted on January 28, 1999, which vested one year from the grant date.

(7) Amounts are the market value of 715 shares granted on January 25, 2001, and 722 shares granted on January 27, 2000. These shares are forfeited if: 1) Mr. Remondi fails to invest 100% of the annual bonus to which the award relates in Sallie Mae stock for 12 months, or 2) Mr. Remondi voluntarily terminates his employment during this 12-month period. The amount reported for 2000 also includes the market value of 40,275 shares of performance stock granted on January 3, 2000. These shares vested upon the achievement of corporate performance goals. As of December 31, 2001, a total of 715 shares remained unvested with a market value of $60,074.

(8) Amount is the market value of 10,000 shares of performance stock granted on January 1, 2001. As of December 31, 2001, 5,650 shares remained unvested with a market value of $474,713.

2001 Option Grant Table

                                       Number of
                                      Securities
                                      Underlying
                                    Options Granted
                                 ---------------------       Grant
Name                             Initial    Replacement       Date
----                             -------    -----------    ----------
 Albert L. Lord ...............  250,000                   01/15/2001
                                              196,673      02/14/2001
                                              137,770      02/14/2001
                                              165,452      08/01/2001
                                 --------     -------
                                 250,000      499,895
Thomas J. Fitzpatrick .........  200,000                   01/15/2001
                                              121,371      01/25/2001
                                               44,148      01/31/2001
                                              261,858      01/31/2001
                                                9,873      07/24/2001
                                                  810      07/25/2001
                                              105,716      07/25/2001
                                 --------     -------
                                 200,000      543,776
 Marianne M. Keler ............  125,000                   01/15/2001
                                               72,706      02/22/2001
                                               33,172      08/08/2001
                                 --------     -------
                                 125,000      105,878
John F. Remondi ...............  100,000                   01/15/2001
June M. McCormack ............    10,000                   05/10/2001
                                               57,358      07/25/2001
                                 --------     -------
                                  10,000       57,358

                                               Exercise Price      % of Total
                                                 and Market      Options Granted
                                 Expiration      Price on         to Employees       Grant Date
Name                                Date        Grant Date        in Fiscal Year    Present Value
----                             ----------    --------------    --------------     -------------
 Albert L. Lord ...............  01/15/2011        $60.50              2.85%         $ 7,092,500
                                 08/13/2007        $68.90              2.24%         $ 5,239,369
                                 01/13/2010        $68.90              1.57%         $ 4,251,582
                                 08/13/2007        $79.85              1.89%         $ 4,910,615
                                                                       ----          -----------
                                                                       8.55%         $21,494,066
Thomas J. Fitzpatrick .........  01/15/2011        $60.50              2.28%         $ 5,674,000
                                 01/31/2010        $62.88              1.39%         $ 3,402,029
                                 08/13/2007        $62.83              0.50%         $ 1,067,499
                                 07/16/2008        $62.83              2.99%         $ 6,706,183
                                 06/14/2010        $77.80              0.11%         $   349,208
                                 08/13/2007        $81.10              0.01%         $    24,835
                                 07/16/2008        $81.10              1.21%         $ 3,457,970
                                                                       ----          -----------
                                                                       8.49%         $20,681,724
 Marianne M. Keler ............  01/15/2011        $60.50              1.43%         $ 3,546,250
                                 08/13/2007        $72.26              0.83%         $ 2,031,406
                                 08/13/2007        $80.71              0.38%         $   995,160
                                                                       ----          -----------
                                                                       2.64%         $ 6,572,816
John F. Remondi ...............  01/15/2011        $60.50              1.14%         $ 2,837,000
June M. McCormack ............   05/10/2011        $65.25              0.11%         $   310,900
                                 06/14/2010        $81.10              0.65%         $ 2,114,789
                                                                       ----          -----------
                                                                       0.76%         $ 2,425,689

     Options vest upon the stock price reaching 120 percent of the grant price for five trading days, but no earlier than 12 months from their grant date. The options also vest on the fifth anniversary of their grant date or upon a change in control of the Corporation. If options vest upon a change in control and, as a result, an executive becomes subject to excise taxes, the Corporation will make certain gross-up payments on behalf of the executive. Replacement options vest one year from their grant date.

2001 Option Exercises and Year-End Value Table

                                                                      Number of Securities          Value of Unexercised
                                                                     Underlying Unexercised         In-The-Money Options
                                                                       Options at 12/31/01               at 12/31/01
                                Shares Acquired       Value        ---------------------------   ---------------------------
Name                              on Exercise        Realized      Exercisable   Unexercisable   Exercisable   Unexercisable
----                            ---------------      --------      -----------   -------------   -----------   -------------
Albert L. Lord ............         931,041       $30,646,443.43     238,691        749,895      $6,926,813     $11,626,713
Thomas J. Fitzpatrick .....         771,591       $15,145,721.67       1,652        742,124      $   38,855     $14,088,268
Marianne M. Keler .........         202,377       $ 7,284,351.25      92,032        230,878      $4,048,035     $ 3,904,822
John F. Remondi ...........              --       $           --     226,850        100,000      $9,330,121     $ 2,352,000
June M. McCormack .........         120,000       $ 4,980,000.00          --         67,358      $       --     $   355,185

     During the year, the Named Executive Officers who exercised stock options retained all shares acquired from the exercise after selling only the number of shares necessary to cover the cost of an exercise (including taxes). This entitled the Named Executive Officers to grants of replacement options and enabled them to increase their stock ownership positions, consistent with corporate objectives. The table above sets forth information on the number and the value of exercisable and unexercisable stock options held by the Named Executive Officers as of the fiscal year-end, calculated by the difference between the Corporation's fiscal year-end stock price, $84.02, and the option's exercise price.

Pension Plan Benefits

                  Annual Normal Retirement Benefit
            Calculated as a Single Life Annuity (age 62)

                                   Years of Service
Final Average     --------------------------------------------------
Compensation         15            20            25            30
--------------    --------      --------      --------      --------
  $  500,000      $159,573      $212,764      $265,955      $319,146
     600,000       192,573       256,764       320,955       385,146
     700,000       225,573       300,764       375,955       451,146
     800,000       258,573       344,764       430,955       517,146
     900,000       291,573       388,764       485,955       583,146
   1,000,000       324,573       432,764       540,955       649,146
   1,100,000       357,573       476,764       595,955       715,146
   1,200,000       390,573       520,764       650,955       781,146
   1,300,000       423,573       564,764       705,955       847,146

     Under the Corporation's regular and supplemental pension plans, participants accrue benefits under a cash balance formula. Under the formula, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based on a percentage of the participant's compensation for the current pay period. The applicable percentage is determined by the number of years of service the participant has with the Corporation. If an individual participated in the Corporation's prior pension plan as of September 30, 1999 and met certain age and service criteria, the participant ("grandfathered participant") will receive the greater of the benefits calculated under the prior plan, which uses a final average pay plan method, or under the cash balance formula. Mr. Lord and Ms. Keler qualify as grandfathered participants. Through December 31, 2005, Ms. McCormack's benefit accrues under a formula grandfathered from the USA Group transaction that takes into account compensation and age.

     The Corporation's supplemental pension plan provides for designated participants to receive the full amount of benefits to which they would have been entitled under the pension plan but for limits on compensation and benefit levels imposed by the Internal Revenue Code. For grandfathered participants, the amount of compensation considered covered compensation for the prior supplemental pension plan is the sum of the individual's salary and his annual bonus, up to 35% of the prior year's salary. For all participants in the supplemental cash balance plan (effective October 1, 1999), the amount of compensation is the sum of salary and annual bonus.

     The table above illustrates the approximate annual pension that may be payable to an employee in the higher salary classifications under the Corporation's prior final average pay plans, at age 62, as a single life annuity. The benefit amounts shown are not subject to any deductions for Social Security or other plan benefits. The credited years of service as of December 31, 2001 for Mr. Lord is 16 years, 9 months; Mr. Fitzpatrick 3 years, 4 months; Ms. Keler, 17 years, 0 months; Ms. McCormack, 15 years, 9 months (includes service with USA Group) and Mr. Remondi, 13 years, 5 months (includes service with Nellie Mae). The projected annual benefit payable upon retirement at age 62 under the new cash balance plans for each of these individuals is: Mr. Lord--$451,000; Mr. Fitzpatrick--$164,000; Ms. Keler--$419,000; Ms.
McCormack--$119,000; and Mr. Remondi--$397,000. Mr. Fitzpatrick is entitled to additional retirement payments under his employment agreement.

Employment Agreements

     The Corporation recently entered into employment agreements with Messrs. Lord and Fitzpatrick to secure their commitment to continued employment with the Corporation. The terms of the agreements are consistent with the Corporation's emphasis on "at risk" executive compensation, in that the parties intend that current base salary and the parameters for annual cash bonuses will not be changed during the term of the agreements and the potential value of long-term incentives for the executives is tied to increases in the Corporation's share price. In addition, to retain the executives' service and promote their focus on sustained increases in the Corporation's share price, the agreements defer the executives' ability to realize the benefit of certain stock-based awards in some cases beyond the term of their employment, notwithstanding that the awards may vest earlier.

     The term of Mr. Lord's agreement is the three-year period ending December 31, 2004, subject to a one-year extension unless either Mr. Lord or the Board elect not to extend the term. Under the agreement, Mr. Lord received 1,000,000 stock options in January 2002 (the "2002 Options") and, subject to continued employment, will receive 500,000 options in January 2003 (the "2003 Options"). The options are exercisable after price-vesting and time-vesting targets are met and in any case on and after January 1, 2010 for the 2002 Options and January 1, 2011 for the 2003 Options. For each one-third of an option grant, the price-vesting targets are a set percentage increase over the fair market value of the options on the date of grant. The percentage targets are a 25 percent increase, a 33 percent increase and a 50 percent increase, respectively, and must be sustained for five consecutive trading days. For the 2002 Options, the actual price-vesting targets are: $107.50; $114.38; and $129.00. The earliest vesting date for the 2002 Option is June 1, 2005, and for the 2003 Options, January 1, 2006. To the extent not forfeited or exercised, the options expire on the tenth anniversary of their grant date. The options are not eligible for the Corporation's replacement option program. Mr. Lord also received 50,000 restricted stock units in January 2002 and, subject to continued employment, will receive 50,000 restricted stock units in January 2003. Both sets of restricted stock units vest on December 31, 2004 and delivery of the vested shares is deferred until retirement or termination of employment. If Mr. Lord's employment is terminated by the Corporation without cause, or by Mr. Lord for good reason, the vesting of the options and restricted stock units is accelerated and Mr. Lord will receive a cash payment equal to his salary and three-year average annual bonus multiplied by the lesser of three or the number of years remaining in the term of the agreement. Additionally, if his termination under either of these conditions follows within 24 months of a change in control, Mr. Lord will receive a cash payment equal to three times salary and three-year average annual bonus. If any change in control occurs, regardless of whether a termination of employment occurs, Mr. Lord's unvested stock options and restricted stock units vest. Change in control payments are subject to being grossed-up for any excise taxes payable by Mr. Lord and for taxes payable on the grossed-up amounts.

     The agreement with Mr. Fitzpatrick is for the five-year period ending December 31, 2006. Under the agreement, Mr. Fitzpatrick received 600,000 options in 2002 (the "2002 Options") and, subject to continued employment, will receive 300,000 options in January 2003 (the "2003 Options"). The terms and conditions of the options granted or to be granted to Mr. Fitzpatrick are generally the same as those granted or to be granted to Mr. Lord. Mr. Fitzpatrick also received 50,000 restricted stock units in January 2002 and subject to continued employment, will receive 50,000 units in January 2003 and 50,000 units in January 2004. All units vest on December 31, 2006, and delivery of the vested shares is deferred until retirement or termination of employment. Provisions regarding acceleration of vesting and delivery of shares subject to restricted stock units, acceleration of exercisability of options, termination of employment payments and change in control payments that apply to Mr. Lord also generally apply to Mr. Fitzpatrick, with the exception of an additional acceleration event applicable to Mr. Fitzpatrick in the event Mr. Lord leaves as chief executive officer and Mr. Fitzpatrick is not selected to succeed Mr. Lord as chief executive officer. Mr. Fitzpatrick is also entitled to a supplemental retirement payment, which generally assures him of an annual benefit of $250,000 if he works continuously for the Corporation through age 60. This payment is offset by any amounts paid under the Corporation's pension plan program.

     The agreements each provide that Messrs. Lord and Fitzpatrick will not compete with the Corporation or its affiliates for a period of at least two years following termination of employment for any reason.

     Also, the Corporation assumed Ms. McCormack's employment agreement upon the USA Group acquisition in June 2000, as amended upon the acquisition. The agreement with Ms. McCormack ends on August 1, 2003. The agreement entitles her to a minimum annual base salary of $225,000, and grants of 120,000 options covering the Corporation's common stock and 60,000 shares of performance stock. The options vested on June 14, 2001, 12 months after the grant date and after achievement of price-vesting targets. The performance stock vests upon the achievement of expense and revenue targets. If Ms. McCormack's employment is terminated by the Corporation without cause or by Ms. McCormack for cause, as those terms are defined in the agreement, Ms. McCormack is entitled to receive a payment equal to twice her annual base salary.

Indebtedness

     During 2000, the Corporation loaned $1,000,000 to Mr. Lord, at a variable interest rate equal to the current prime interest rate as reported in the Wall Street Journal, for the purposes of funding his ownership of Corporation common stock. Mr. Lord paid the loan in full in January 2001.

     One of the Corporation's subsidiaries, SLM Financial Corporation, is in the business of consumer lending. Through this subsidiary, Ms. Keler obtained a 30-year mortgage loan in December 2001 on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The loan did not involve more than the normal risk of collectibility or present other unfavorable features.

Executive Officers

     Biographical information about each Named Executive Officer as of February 28, 2002 is as follows:

     Albert L. Lord, 56, was named Vice Chairman and Chief Executive Officer of the Corporation in August 1997. From 1994 to 1997, Mr. Lord was President and principal shareholder of LCL, Ltd., a Washington, DC firm that provided investment and financial consulting services. From 1990 to 1994, Mr. Lord was Executive Vice President and Chief Operating Officer of the GSE. From July 1995 until August 1997, Mr. Lord was a director of the GSE.

     Thomas J. Fitzpatrick, 53, President and Chief Operating Officer, was appointed as an executive officer of the Corporation in September 1998. From July 1997 until May 1999 he served as a director of the Corporation. Before joining the Corporation's executive management team, he served as President, Chief Executive Officer and Director of Equity One, Inc. established in 1990. Mr. Fitzpatrick was Vice Chairman of Commercial Credit Co. from 1988 until 1989. From 1983 until 1988, Mr. Fitzpatrick was President and Chief Operating Officer of Manufacturers Hanover Consumer Services, where he had been employed since 1978.

     Marianne M. Keler, 47, Executive Vice President and General Counsel, was appointed as an executive officer in August 1997. Ms. Keler joined the Corporation in 1985, and managed the corporate law division from 1990 to 1997, at which time she was named General Counsel. Ms. Keler also serves as President of the GSE. From 1982 to 1985, Ms. Keler was an attorney at the Securities and Exchange Commission.

     June M. McCormack, 53, Executive Vice President, Guarantor Services and Sales Marketing, was appointed as an executive officer in July of 2000. From 1997 to 2000, Ms. McCormack was Executive Vice President of USA Group. Prior to joining USA Group, Ms. McCormack was employed at Sallie Mae from 1986 to 1997. From 1979 to 1986, Ms. McCormack held positions at CSX Corp. in Jacksonville, Florida.

     John F. Remondi, 39, Executive Vice President and Chief Financial Officer, was appointed as an executive officer of the Corporation in May 1999. Prior to May 1999, Mr. Remondi was Chief Financial Officer and Senior Vice President of corporate finance and administration for Nellie Mae, where he had been employed since 1988. Prior to 1988, Mr. Remondi was employed by BayBank in the financial division.

                     PROPOSAL 2--REAPPROVAL AND AMENDMENT OF
                          THE MANAGEMENT INCENTIVE PLAN

     At the Annual Meeting, shareholders will be asked to reapprove the Management Incentive Plan, with two amendments. The first amendment will increase the annual limit on the amount of Performance Stock that may be granted under the Plan to any one participant in any calendar year. The second amendment will increase the number of shares authorized to be issued under the Plan by an additional 1,600,000 shares; up to 250,000 shares of this new authorization may be issued pursuant to Incentive Bonus and Performance Stock Awards. Shareholders are being asked to reapprove the Plan so that the Plan satisfies section 162(m) of the Internal Revenue Code (the "Code"), which governs the corporate deductibility of compensation paid to certain executives in excess of

$1 million in any calendar year. The request to increase the number of shares authorized to be issued under the Plan is being made so that the Corporation may continue granting options on the Corporation's common stock and other stock-based compensation to officers over the next several years.

     The following information is provided in support of this proposal: a description of the material terms of the Management Incentive Plan; an explanation of the proposed amendments; and information as of March 18, 2002, the record date for the meeting, about the number of options and rights granted under all of the Corporation's equity compensation plans, as well as the number of securities remaining available for future issuance under the plans. A copy of the Management Incentive Plan, marked to highlight the proposed changes, is attached as Exhibit A to this proxy statement.

     If shareholders approve this proposal, it is the Corporation's intention to again seek shareholder approval to increase the number of shares authorized to be issued under the Plan at the May 2004 annual shareholders' meeting, for granting stock-based compensation to senior officers in and after 2005.

Summary of the Plan

     General. The Management Incentive Plan is designed to enable the Corporation to attract, retain and motivate its management and other key employees, and to further align the interests of these employees with those of the Corporation's shareholders, by providing for or increasing the proprietary interest of employees in the Corporation.

     The Management Incentive Plan authorizes the grant and issuance of awards that may take the form of Stock Options, Incentive Bonuses, Performance Stock and Stock Units (any such arrangement, an "Award"). The Management Incentive Plan has various provisions so that Awards under it may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and as "performance based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Internal Revenue Code. The following summary of the main features of the Management Incentive Plan is qualified in its entirety by the complete text of the Management Incentive Plan, which is set out as Exhibit A to this proxy statement.

     Eligibility. Any person, including any director of the Corporation, who is an employee, prospective employee, consultant or advisor of the Corporation or any of its affiliates is eligible to be selected as a recipient of an Award (a "Participant") under the Management Incentive Plan. While it is generally expected that executives and middle managers will be eligible to participate, Awards may from time to time be granted to employees who are not in these groups but who have otherwise distinguished themselves for their contributions to the Corporation. Currently, there are approximately 530 executives and middle managers, out of a total of approximately 6,000 employees, who are eligible to participate in the Management Incentive Plan.

     Administration. The Management Incentive Plan is administered by one or more committees (any such committee, a "Committee") of the Board of Directors of the Corporation (the "Board"). With respect to any Award that is not intended to satisfy the conditions of Exchange Act Rule 16b-3 or Code Section 162(m)(4)(C), the Committee may delegate all or any of its responsibilities to one or more directors or officers of the Corporation, including individuals who participate in the Management Incentive Plan.

     Subject to the express provisions of the Management Incentive Plan, the Committee has broad authority to administer and interpret the Management Incentive Plan, including, without limitation, authority to determine who is eligible to participate in the Management Incentive Plan and to whom, and when, Awards are granted under the Management Incentive Plan, to determine the number of shares of Common Stock subject to Awards and the exercise or purchase price of such shares under an Award, to establish and verify the extent of satisfaction of any performance goals applicable to Awards, to prescribe and amend the terms of the agreements evidencing Awards made under the Management Incentive Plan (so long as shareholder approval of such amendment is not required), and to make all other determinations deemed necessary or advisable for the administration of the Management Incentive Plan.

     Stock Subject to the Management Incentive Plan. Currently, the aggregate number of shares of the Corporation's Common Stock ("Shares") that can be issued under the Management Incentive Plan may not exceed 11,500,000. If shareholders approve the amended Plan, the number of shares authorized to be issued may not exceed 13,100,000. The number of Shares subject to the Management Incentive Plan and to outstanding Awards under the Management Incentive Plan will be appropriately adjusted by the Board of Directors if the Corporation's Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Corporation's assets. For purposes of calculating the aggregate number of Shares issued under the Management Incentive Plan, only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Corporation upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award shall be counted.

     In 2000, shareholders approved an amendment to the Plan, which provides that grants of replacement options, i.e, options granted to purchase a number of shares of common stock equal to the number of shares of common stock used to exercise an underlying stock option, do not reduce the aggregate number of shares authorized under the Plan.

     Awards. The Management Incentive Plan authorizes the grant and issuance of the following types of Awards: Stock Options, Incentive Bonuses, Performance Stock and Stock Units.

     Stock Options: Subject to the express provisions of the Management Incentive Plan and as discussed in this paragraph, the Committee has discretion to grant options, to determine the vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option, and such further terms and conditions, in each case not inconsistent with the Management Incentive Plan, as may be determined from time to time by the Committee. Options granted under the Management Incentive Plan may be either Incentive Stock Options qualifying under Code Section 422 ("ISOs") or options which are not intended to qualify as Incentive Stock Options ("NQSOs"). The exercise price for options may not be less than 100% of the fair market value of the Corporation's Stock on the date the option is granted, except in the case of options granted in assumption and substitution of options held by employees of a corporation acquired by the Corporation. The exercise price of an option may be paid through various means specified by the Committee, including in cash or check, by delivering to the Corporation shares of the Corporation's stock, by a reduction in the number of Shares issuable pursuant to such option, or by a promissory note or other commitment to pay (including such a commitment by a stock broker). The Committee may, but need not, provide that the holder of an Award has a right (such as a stock appreciation right) to receive a number of Shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the Award.

     The aggregate number of Shares subject to Options granted under the Plan during any calendar year to any one Participant may not exceed 1,000,000. The Corporation is not requesting a change to this annual limit.

     Incentive Bonus: The Management Incentive Plan authorizes the grant of Incentive Bonuses pursuant to which a Participant may become entitled to receive an amount--which may be paid in cash, stock or stock units--based on satisfaction of such performance criteria as are specified by the Committee. Subject to the express provisions of the Management Incentive Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Incentive Bonus, including the target and maximum amount payable to a Participant as an Incentive Bonus, the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria which determines the amount payable under an Incentive Bonus, the fiscal year(s) as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, restrictions on the alienation or transfer of an Incentive Bonus prior to actual payment, forfeiture provisions, and such further terms and conditions, in each case not inconsistent with the Management Incentive Plan, as the Committee may determine from time to time. All or any portion of an Incentive Bonus may be designed to qualify as "performance based compensation" that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of an Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" will be a measure based on one or more "Qualifying Performance Criteria," as that term is defined below. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

     The maximum Incentive Bonus that may be awarded under the Plan during any calendar year to any one Participant may not exceed $5,000,000. The maximum number of Shares that may be awarded under any

Incentive Bonus during any calendar year to any one Participant may not exceed 50,000 Shares. The Corporation is not requesting a change to these annual limits.

     Performance Stock: Performance Stock is an Award of Shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Committee. Subject to the express provisions of the Management Incentive Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Performance Stock Award, including the number of Shares subject to a Performance Stock Award or a formula for determining such, the performance criteria and level of achievement versus these criteria which determine the number of Shares granted, issued, retainable and/or vested, the period as to which performance shall be measured for determining achievement of performance, which may not be shorter than a 12-month period, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, in each case not inconsistent with the Management Incentive Plan, as may be determined from time to time by the Committee. The performance criteria upon which Performance Shares are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any Performance Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) the performance criteria shall be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

     The maximum number of shares of Performance Stock that may be awarded during any calendar year to any one Participant is 50,000. The Corporation is requesting an increase in this annual limit to 100,000 Shares.

     Stock Units: A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock, which may be settled in Common Stock or cash. Stock Units may be issued upon exercise of Stock Options, may be granted in payment and satisfaction of Incentive Bonus Awards and may be issued in lieu of any other compensation that the Committee elects to be paid in the form of Stock Units. Unless provided otherwise by the Committee, settlement of Stock Units shall be made by issuance of Common Stock and shall occur within 60 days after an Employee's termination of employment for any reason, except that the Committee may provide for Stock Units to be settled in cash (at the election of the Corporation or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose.

     Qualifying Performance Criteria. Subject to shareholder approval of the Management Incentive Plan, the performance criteria for any Incentive Bonus or any Performance Stock that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award:

     (a)  cash flow,
     (b)  earnings per share (including earnings before interest)
     (c)  cash flow
     (d)  total stockholder return,
     (e)  return on capital,
     (f)  return on assets or net assets,
     (g)  revenue,
     (h)  income or net income
     (i)  operating income or net operating income,
     (j)  operating profit or net operating profit,
     (k)  operating margin,
     (l)  return on operating revenue,
     (m)  market share,
     (n)  loan volume, and
     (o)  overhead or other expense reduction

     The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:

     (i)   asset write-downs,

     (ii)  litigation or claim judgments or settlements,

     (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results,

     (iv)  accruals for reorganization and restructuring programs, and

     (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's Form 10-K to the Securities and Exchange Commission for the applicable year.

     Change of Control. The Committee may provide that in connection with a Change of Control, Awards will become exercisable, payable, vested, paid, or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a Change of Control, no provision is made under the terms of such transaction for the holder of an Award to realize the full benefit of the Award.

     Transferability of Awards. Generally, Awards granted under the Management Incentive Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable to it, other than by will or the laws of descent and distribution, except that the Committee may permit an Award to be transferable to a member or members of the Participant's family or to entities owned or established for the benefit of a Participant's family.

     Amendments and Termination. The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Corporation:
(a) materially increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan; (b) reduce the price at which Stock Options may be granted below the price specified in the Plan; (c) take any action to reduce or adjust downward the exercise price of outstanding Stock Options; (d) after a Change in Control, impair the rights of any Award holder, without such holder's consent; (e) extend the term of the Plan; or (f) change the class of persons eligible to be Participants. Awards will not be granted under the Management Incentive Plan after January 23, 2008.

     Federal Income Tax Consequences. The following discussion of the federal income tax consequences of the Management Incentive Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the Management Incentive Plan or of options granted thereunder. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements.

     An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or
(ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long term capital gain if the stock had been held for at least one year following exercise of the ISO. The Corporation is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Corporation will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Corporation is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Corporation does not receive a deduction for this gain.

     As described above, options granted under the Management Incentive Plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Corporation with respect to any compensation required to be taken into account under Section 162 of the Code that is in excess of $1 million and paid to a "Covered Employee" (as defined under the Section 162 regulations). To so qualify, options must have an exercise price at least equal to the fair market value of the underlying shares on the date of grant, be awarded by a committee consisting of two or more "outside directors" (as defined under the Section 162 regulations) and satisfy the Plan's limit on the total number of shares subject to options that may be awarded to any one participant during any calendar year.

Reasons for Proposal

     The Corporation is requesting amendment of the Plan for two reasons. The Corporation is seeking an increase in the maximum number of shares of Performance Stock that the Corporation may grant to any one individual in any calendar year to 100,000 shares from the current annual Plan limit of 50,000 shares. Since the Plan's establishment in 1998, the Corporation has entered into several significant acquisitions. Performance stock grants have been used as a long-term incentive for executives to promote achievement of strategic goals such as integration of corporate acquisitions. The grants typically cover performance over more than one year and the 50,000 share limit has restricted the Corporation's flexibility in this context.

     The Corporation is requesting an increase in the number of shares authorized to be issued under the Plan by 1,600,000 shares (up to 250,000 shares of this new authorization may be issued pursuant to Incentive Bonus and Performance Stock Awards). In 1998, shareholders originally authorized 6,000,000 shares of the Corporation's common stock to be issued under the Management Incentive Plan. This amount was increased by 5,500,000 shares in 2000 with shareholder approval. As of March 18, 2002, 581,840 shares remain available for granting under the Plan.

     Grant activity under the Plan over the period from January 1998 through January 2002 was driven by the following corporate events: building of the senior management team, acquisitions, and the recent negotiations of employment agreements for Messrs. Lord and Fitzpatrick.

     Upon Mr. Lord's appointment to the Chief Executive Officer position in 1997, he began to build his senior management team. Several key individuals were recruited into the Corporation and other employees were identified for leadership roles, as the Corporation began its process of privatization. Stock options and performance stock have been granted to the senior management team and the Corporation believes that these grants have been a significant factor in the excellent returns achieved for the Corporation's shareholders.

     Since 1999, the Corporation has acquired industry leaders: Nellie Mae Corporation, Student Loan Funding Corporation, and USA Group. Approximately 3,140,200 million shares of performance stock and options have been granted under the Plan as a result of these acquisitions. The Corporation believes that stock-based compensation awarded to incoming employees upon each acquisition has been vital in the successful integration of these businesses. The Corporation anticipates other acquisitions in the future, which may result in further utilization of the Management Incentive Plan.

     Finally, the Compensation and Personnel Committee negotiated employment agreements with Messrs. Lord and Fitzpatrick in January of this year. The material terms of the agreements are discussed in the Executive Compensation section of this proxy statement. 2,650,000 shares are committed under the agreements: 1,600,000 shares for Mr. Lord over a three-year period and 1,050,000 shares for Mr. Fitzpatrick over a five-year period.

     The Corporation is also requesting that shareholders reapprove the Plan so that the Plan will satsify the shareholder approval requirements of section 162(m) of the Internal Revenue Code. Under this section, shareholder approval of the Plan is required every five years. Such approval was last obtained in 1998. The Corporation is seeking approval one year early because we are also seeking an increase in the number of shares authorized to be issued under the Plan at this time.

     Information, as of March 18, 2002, to assist shareholders in evaluating the potential dilutive effect of the Corporation's request is provided in the following table:

Equity Compensation Plan Information

                                             (a)                                               Number of
                                          Number of                                            securities
                                       securities to be                                         remaining
                                         issued upon      Weighted-average      Average      available for
                                         exercise of        exercise price      remaining    future issuance
                                         outstanding        of outstanding    life (years)    under equity      Types of
                                      options, warrants   options, warrants    of options     compensation       Awards
 Plan Category                            and rights          and rights       outstanding      plans(1)       Issuable(2)
--------------                        -----------------   -----------------   ------------   ---------------   -----------
Equity compensation plans
 approved by security holders:
  Directors Stock Plan .............      1,669,106            $66.42             8.67            971,409        NQ, ST
 Management Incentive Plan (3) .....      6,766,396            $73.37             9.23          1,508,885        NQ, ISO,
                                                                                                                 RES,RSU
  Expired Plans ....................        451,765            $37.13             5.47                 --        NQ, ISO
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
 approved by security holders:
  Employee Stock Option Plan .......      8,736,900            $70.21             9.18          2,523,293        NQ, RES
--------------------------------------------------------------------------------------------------------------------------
Total ..............................     17,624,167            $70.22             9.05          5,003,587
                                         ==========            ======             ====          =========

------------

(1) Excludes securities included in column (a) and excludes shares that may be issued under the replacement option program.
(2) NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit); ST (Stock Grant).
(3) The Management Incentive Plan is subject to an aggregate limit of 1,500,000 shares that may be issued as Restricted Stock. As of the record date 175,591 shares are remaining from this authority.
** Contact the Corporate Secretary at 703-810-7785 for questions about the equity compensation plans.

Required Vote

     The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the amendment to the Management Incentive Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the Management Incentive Plan.

Board Recommendation

     The Board of Directors of the Corporation recommends a vote FOR the approval of the amendment to the Management Incentive Plan.

                      REPORT OF THE AUDIT/FINANCE COMMITTEE

     The Audit/Finance Committee has reviewed and discussed with management, and the Corporation's independent auditors, Arthur Andersen LLP, the Corporation's audited financial statements as of and for the year ended December 31, 2001. The Committee also discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the auditors the auditors' independence. The Committee discussed with Arthur Andersen LLP relationships that may have an impact on their objectivity and independence. The Committee considered whether the provisions of non-financial audit services was compatible with Arthur Andersen LLP's independence in performing financial audit services.

     Following the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

Audit/Finance Committee

William M. Diefenderfer, III, Chairman
A. Alexander Porter, Jr., Vice Chairman
Charles L. Daley
Ann Torre Grant
Benjamin J. Lambert, III
Barry L. Williams

                 PROPOSAL 3--APPOINTMENT OF INDEPENDENT AUDITOR

     The selection and appointment of the Corporation's independent financial auditor is approved annually by the Board of Directors based upon the recommendation of the Audit/Finance Committee. On January 24, 2002, the Board of Directors authorized the appointment of Arthur Andersen LLP, as the Corporation's independent financial auditor for 2002. Arthur Andersen LLP has served as auditor for the Corporation since October 23, 1997. Given circumstances and matters relating to Arthur Andersen LLP, the engagement for 2002 is subject to ongoing review by the Corporation's Board of Directors.

     This proposal is put before the shareholders because the Board believes that it is a good corporate practice to seek shareholder ratification of the selection of the independent financial auditor. If the appointment of Arthur Andersen LLP is not ratified, the Board will evaluate the basis for the shareholders' vote when determining whether to continue the firm's engagement.

     Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting, and will have an opportunity to make a statement if they desire to do so.

     Audit Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for 2001 for the audit of the Corporation's annual financial statements for 2001 and the reviews of the financial statements included in the Corporation's Forms 10-Q for 2001 were $1,500,000.

     Financial Information Systems Design and Implementation Fees. The aggregate fees billed for 2001 for professional services rendered by Arthur Andersen LLP for financial information systems design and implementation were $ -0-.

     All Other Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for 2001 for services other than those described above were $6,600,000. Of this amount, approximately $2,900,000 was billed for audit services that were not services for audit and review of the Corporation's financial statements including in its SEC filings, such as statutory and regulatory required audits, and the provision of comfort letters for debt issuances, SEC registration statements, and securitization transactions. Approximately $3,700,000 was billed for tax analysis and preparation.

Required Vote

     The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for 2002.

Board Recommendation

     The Board of Directors of the Corporation recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for 2002.

                               GENERAL INFORMATION

Shares Outstanding

     At December 31, 2001, 155,495,548 of the Corporation's common stock par value $.20 per share, were outstanding. At March 18, 2002, the record date, 155,347,507 shares of common stock were outstanding and eligible to be voted. The common stock is listed on the New York Stock Exchange, under the symbol "SLM."

Principal Shareholders

     To the Corporation's knowledge, the following institutions were beneficial owners of 5% or more of the Corporation's outstanding common stock on March 18, 2002. The holdings reported below are based solely on Schedules 13G filed with the Securities and Exchange Commission as of December 31, 2001. The Corporation is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Corporation's common stock between December 31, 2001 and March 18, 2002.

                                                                           Ownership
                                                                         Percentage at
Name and Address of Beneficial Owner                   Shares(1)       December 31, 2001
------------------------------------                   --------        -----------------
Capital Group International, Inc.(2) ...............   18,365,990            11.81%
 11100 Santa Monica Blvd.
 Los Angeles, CA 90025

FMR Corp(3) ........................................   17,619,661            11.33%
 82 Devonshire Street
 Boston, MA 02109

Bank of America Corporation(4) .....................   8,113,867              5.21%
 100 North Tryon Street
 Charlotte, NC 28255

Capital Research and Management Company(5) .........   7,847,000              5.05%
 333 South Hope Street
 Los Angeles, CA 90071

------------
(1) Except as indicated, each institution has sole investment power with respect to the shares listed.

(2) Capital Guardian Trust Company, a subsidiary of Capital Group International, Inc., beneficially owns 14,066,640 shares and has sole power to vote 10,429,230 of these shares and dispose of 14,066,640 shares.

(3) Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 17,443,430 or 11.218% of the shares outstanding, does not have investment power over any of the shares, but may vote all of the shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 171,094 or 0.110% of the shares outstanding. FMR Corp. has sole power to vote 143,794 of these 171,094 shares. In addition, FMR Corp. beneficially owns 637 shares through Strategic Advisors, Inc., a wholly-owned subsidiary with investment power but no power to vote. Fidelity International Limited beneficially owns 4,500 of the shares included herein, over which it has sole voting power.

(4) Bank of America Corp. has investment and voting power over 8,053,968 shares and only voting power over the remaining 59,899 shares.

(5) Capital Research and Management Company, a registered investment adviser, does not have sole or shared power to vote any of these shares; although it has sole investment power over all the shares.

Other Matters

     As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, the Corporation has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the accompanying proxy card confers discretionary authority on the persons named on the proxy card to vote such proxies on any such matters in accordance with their best judgment.

Solicitation Costs

     All expenses in connection with the solicitation of the enclosed proxy will be paid by the Corporation. The Corporation has hired Georgeson Shareholder Communications Inc. to solicit proxies for a fee of $7,000 plus reimbursement for out-of-pocket expenses. In addition to solicitation by mail, officers, directors, regular employees or other agents of the Corporation may solicit proxies by telephone, telefax, personal calls, or other electronic means. The Corporation will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to beneficial owners of the Corporation's common stock material related to the Annual Meeting, including the annual report, this proxy statement and the proxy card to the beneficial owners of such shares and, upon request, the Corporation will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Shareholder Proposals for 2003 Annual Meeting

     A shareholder who intends to introduce a proposal for consideration at the Corporation's year 2003 Annual Meeting, set for May 15, 2003, may seek to have that proposal and a statement in support of the proposal included in the Corporation's proxy statement if the proposal relates to a subject that is permitted under U.S. Securities and Exchange Commission ("SEC") Rule 14a-8. To qualify for this, the shareholder must submit the proposal and supporting statement to the Corporation not later than December 9, 2002 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in the Corporation's proxy statement.

     A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Corporation's proxy statement pursuant to Rule 14a-8. The Corporation's By-laws provide that any such proposals or nominations for the Corporation's 2003 Annual Meeting must be received by the Corporation after February 15, 2003 and on or before April 16, 2003. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Corporation's By-laws. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4, the Corporation may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors to file reports on their holdings of and transactions in the Corporation's common stock. To the Corporation's knowledge, for the fiscal year 2001 all of the Corporation's executive officers and directors timely filed all required reports under Section 16, except Mr. Porter failed to report two purchase transactions for which he is an indirect owner, resulting in three late filings.

                                                                      Exhibit A

                              USA EDUCATION, INC.*
                            MANAGEMENT INCENTIVE PLAN

SECTION 1. PURPOSE OF PLAN

     The purpose of this Management Incentive Plan ("Plan") of USA Education, Inc., a Delaware corporation, is to enable the Corporation, as defined in
Section 2.2(a)(iii) hereof, to attract, retain and motivate its officers, management and other key personnel, and to further align the interests of such persons with those of the stockholders of the Corporation, by providing for or increasing their proprietary interest in the Corporation.

SECTION 2. ADMINISTRATION OF THE PLAN

     2.1 Composition of Committee. The Plan shall be administered by the Board of Directors and/or by a committee of the Board of Directors of USA Education, Inc., as appointed from time to time by the Board of Directors (the "Committee"). The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of USA Education, Inc., (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Employees, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Corporation or other Corporation employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Corporation.

     2.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

     (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan
         (i) the term "fair market value" shall mean, as of any date, the closing price for a Share, as defined in Section 3.1 hereof, reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if no Shares traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange; and (ii) the term "Corporation" shall mean USA Education, Inc. and its subsidiaries and affiliates, unless the context otherwise requires.

     (b) to determine which persons are Employees (as defined in Section 4 hereof), to which of such Employees, if any, Awards shall be granted hereunder and the timing of any such Awards;

     (c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

     (d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

     (e) to prescribe and amend the terms of the agreements evidencing Awards made under this Plan (which need not be identical);

     (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 hereof;

     (g) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

* to be renamed SLM Corporation, effective May 17, 2002.

     (h) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all Employees and Participants, as defined in Section 3 hereof. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Corporation or Employee and such attorneys, consultants and accountants as it may select.

SECTION 3. STOCK SUBJECT TO PLAN

     3.1 Aggregate Limits. Subject to adjustment as provided in Section 11, at any time, the aggregate number of shares of the Corporation's common stock, $.20 par value ("Shares"), issued and issuable pursuant to all Awards (including all ISOs (as defined in Section 5.1 hereof)) granted under this Plan shall not exceed 13,100,000; provided that as of March 18, 2002 no more than 425,000 of such Shares may be issued pursuant to all Incentive Bonuses and Performance Stock Awards thereafter granted under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares. The number of shares of common stock issued upon the exercise of "replacement options", i.e. options granted to purchase a number of shares of common stock equal to the number of shares of common stock used to exercise an underlying stock option (either shares previously owned or shares acquired pursuant to the exercise of the underlying option and sold in order to exercise e.g., such as in a so-called "cashless exercise"), shall not reduce the aggregate number of shares authorized under the Plan.

     3.2 Code Section 162(m) Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Employee shall not exceed 1,000,000. The aggregate number of Shares issued or issuable under any Incentive Bonus Award granted under this Plan during any calendar year to any one Employee shall not exceed 50,000. The aggregate number of Shares issued or issuable under any Performance Stock Award granted under this Plan during any calendar year to any one Employee shall not exceed 100,000. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 11 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m).

     3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Corporation upon cancellation, expiration or forfeiture of an Award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price, exercise price or tax obligation of an Award.

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Corporation, who is an employee, prospective employee, consultant or advisor of the Corporation (an "Employee") shall be eligible to be considered for the grant of Awards hereunder. For purposes of this Plan, the Chairman of the Board's status as an Employee shall be determined by the Board. For purposes of the administration of Awards, the term "Employee" shall also include a former Employee or any person (including any estate) who is a beneficiary of a former Employee. A "Participant" is any Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 10.1.

SECTION 5. PLAN AWARDS

     5.1 Award Types. The Committee, on behalf of the Corporation, is authorized under this Plan to enter into certain types of arrangements with Employees and to confer certain benefits on them. The following such arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Incentive Bonuses and Performance Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

     Stock Options: A Stock Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the agreement evidencing the Award (the "Option Agreement"). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options which are not intended to qualify as ISOs ("Non-qualified Options") may be granted under Section 6 as the Committee in its sole discretion shall determine.

     Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under
Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the document evidencing the Award (the "Incentive Bonus Agreement").

     Performance Stock: Performance Stock is an award of Shares made under
Section 8, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document evidencing the Award (the "Performance Stock Agreement").

     5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6. STOCK OPTION GRANTS

     The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within the any person's control.

     6.1 Option Agreement. Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

     6.2 Option Price. The purchase price per Share of the Shares subject to each Option granted under the Plan shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, except that (i) the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Corporation in assumption and substitution of options held by such employees at the time such company is acquired, and (ii) in the event an Employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an option, the exercise price, which in no event may be less than 85% of the fair market value of the Stock on the date the Option is granted, plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted.

     6.3 Option Term. The "Term" of each Option granted under the Plan, including any ISOs, shall not exceed ten (10) years from the date of its grant.

     6.4 Option Vesting. Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee in its sole discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

     6.5 Termination of Employment. Subject to Section 12, upon a termination of employment by a Participant prior to the full exercise of an Option, the following procedures shall apply unless determined otherwise by the Committee in its sole discretion or, in the case of an ISO, unless other procedures are necessary to comply with the provisions of Section 422, 424 or 425 of the Code:

     (a) Death or Disability. If an Employee terminates service on account of becoming disabled, the Participant may exercise the Option in whole or in part within one year after the date of the Employee's disability, but in no event later than the date on which it would have expired if the Employee had not become disabled. Unless provided otherwise by the Committee, an Employee shall be deemed to be disabled if he or she is determined to be disabled for purposes of meeting any insurance requirements under long-term disability policies ("Disability") provided by the Corporation. If an Employee dies during a period in which he or she is entitled to exercise an Option (including the periods referred to in the first sentence of this paragraph (a) or in paragraph (c) of this Section), the Participant may exercise the Option in whole or in part within one year after the date of the Employee's death, but in no event later than the date on which it would have expired if the Employee had lived, or one year after the Employee's death, whichever date is earlier.

     (b) Cause. If a Participant's employment with the Corporation or a subsidiary shall be terminated for cause, as determined by the Committee in its sole discretion, he or she shall forfeit any and all outstanding option rights and such rights shall be deemed to have lapsed for purposes hereof as of the date of the Participant's termination of service.

     (c) Other Forms of Termination. If a Participant ceases to be employed by the Corporation or a subsidiary for any reason other than Disability, death or termination for cause during a period in which he or she is entitled to exercise an Option, the Participant's Option shall terminate three months after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. During such period the Option may be exercised only to the extent that the Participant was entitled to do so at the date of cessation of employment unless the Committee, in its sole discretion, permits exercise of the Option to a greater extent. The employment of a Participant shall not be deemed to have ceased upon his or her absence from the Corporation on a leave of absence granted in accordance with the usual procedures of the Corporation.

     6.6 Option Exercise.

     (a) Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Agreement, a partial exercise to include a minimum number of Shares.

     (b) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery to the representative of the Corporation designated for such purpose by the Committee all of the following: (i) notice of exercise in such form as the Committee authorizes specifying the number of Shares to be purchased by the Participant, (ii) payment or provision for payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for the tax withholding pursuant to Section 13. Unless provided otherwise by the Committee, no Participant shall have any right as a stockholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

     (c) Payment of Exercise Price. To the extent authorized by the Committee, the exercise price of an Option may be paid in the form of one of more of the following, either through the terms of the Option Agreement or at the time of exercise of an Option: (i) cash or certified or cashiers' check, (ii) shares of capital stock of the Corporation that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or
         (vi) any combination of (i) through (v).

SECTION 7. INCENTIVE BONUS

     Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

     7.1 Incentive Bonus Award. Each Incentive Bonus Award shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed five million dollars ($5,000,000).

     7.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section
10.2 hereof) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

     7.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Incentive Bonus, or such portion thereof as the Committee may specify, to be paid in whole or in part in Shares or Stock Units.

     7.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 8. PERFORMANCE STOCK

     Performance Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

     8.1 Performance Stock Award. Each Performance Stock Award shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria and level of achievement versus these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance, provided that such period shall be no shorter than a 12-month period, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

     8.2 Performance Criteria. The grant, issuance, retention and/or vesting of each Performance Share shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Performance Stock Award is granted.

     8.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Performance Stock to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Performance Stock, or such portion thereof as the Committee may specify, to be granted in whole or in part in Shares or Stock Units.

     8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9. STOCK UNITS

     9.1 Stock Units. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Corporation, except as otherwise provided for by the Committee.

     9.2 Grant of Stock Units. Stock Units may be issued upon exercise of Options, may be granted in payment and satisfaction of Incentive Bonus Awards and may be issued in lieu of, Performance Stock or any other Award that the Committee elects to be paid in the form of Stock Units.

     9.3 Settlement of Stock Units. Unless provided otherwise by the Committee, settlement of Stock Units shall be made by issuance of Shares and shall occur within 60 days after an Employee's termination of employment for any reason. The Committee may provide for Stock Units to be settled in cash (at the election of the Corporation or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, which may be valued as if reinvested in Shares. Until a Stock Unit is settled, the number of shares of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 11.

SECTION 10. OTHER PROVISIONS APPLICABLE TO AWARDS

     10.1 Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Employee's "immediate family," as such term is defined under Exchange Act Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the Employee's immediate family, or to a partnership or other entity whose only owners are members of the Employee's family, provided that (i) no consideration is given in connection with the transfer of such Award, and (ii) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Employee, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

     10.2 Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, depreciation and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) income or net income, (i) operating income or net operating income, (j) operating profit or net operating profit, (k) operating margin, (l) return on operating revenue, (m) market share, (n) loan volume and
(o) overhead or other expense reduction. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results,
(iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's Form 10-K to the Securities and Exchange Commission for the applicable year.

     10.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends which may be paid or other rights which may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

     10.4 Agreements Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's effectiveness that such agreement be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Agreement evidencing such Award.

     10.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Corporation, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

     10.6 Financing. The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Corporation or the Committee to provide any financing whatsoever in connection therewith.

SECTION 11. CHANGES IN CAPITAL STRUCTURE

     11.1 If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as "performance based compensation" under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 12. CHANGE OF CONTROL

     12.1 Effect of Change of Control. The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction, or upon termination of the Employee's employment within twenty-four (24) months following a Change of Control or a Change of Control
Transaction: (a) in the case of an Option, the Participant's ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Incentive Bonus, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus, and/or in the case of Performance Stock or Stock Units, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

     12.2 Definitions. Unless the Committee or the Board shall provide otherwise, "Change of Control" shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) other than an employee benefit plan of the Corporation, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Corporation's then outstanding Voting Securities; (b) approval by the stockholders of (i) a merger, consolidation or reorganization involving the Corporation, unless the company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") shall adopt or assume this Plan and a Participant's Awards under the Plan and either (A) the stockholders of the Corporation immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Corporation immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Corporation; or (c) such other events as the Committee or the Board from time to time may specify. "Change of Control Transaction" shall include any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which is intended to or reasonably expected to result in a change of control.

SECTION 13. TAXES

     13.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Employee or Participant, as appropriate, of any taxes which it determines are required in connection with any Awards granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

     13.2 Payment of Withholding Taxes. Notwithstanding the terms of Section
13.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Corporation or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Non-qualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Corporation withholding shares of the Corporation's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Corporation's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 14. AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Corporation:

     (a) materially increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan;

     (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

     (c) reduce or adjust downward the exercise price of outstanding Options, whether through amendment, cancellation or replacement grants, or any other means;

     (d) after a Change in Control, impair the rights of any Award holder, without such holder's consent;

     (e) extend the term of the Plan; or

     (f) change the class of persons eligible to be Participants.

SECTION 15. COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

     The Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

     No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Corporation has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Corporation has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Corporation to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 16. OPTION GRANTS BY SUBSIDIARIES

     In the case of a grant of an option to any eligible Employee employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Corporation issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 17. NO RIGHT TO CORPORATION EMPLOYMENT

     Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Corporation or interfere in any way with the right of the Corporation to terminate an individual's employment at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 18. EFFECTIVENESS AND EXPIRATION OF PLAN

     The Plan shall be effective on the date the Board adopts the Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation present, or represented by proxy, and entitled to vote, at a meeting of the Corporation's stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Corporation is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to the Plan more than ten (10) years after the effective date of the Plan.

SECTION 19. NON-EXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 20. GOVERNING LAW

     This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

                                [SallieMae Logo]

                                    NOTICE OF
                                      2002
                                 ANNUAL MEETING
                               AND PROXY STATEMENT

                   -------------------------------------------
                             YOUR VOTE IS IMPORTANT!

                         Please complete and return the
                       enclosed proxy card in the enclosed
                        envelope or vote by phone or over
                                  the Internet.
                   -------------------------------------------

                               USA Education, Inc.
                             11600 Sallie Mae Drive
                             Reston, Virginia 20193

USA EDUCATION, INC.
11600 SALLIE MAE DRIVE
RESTON, VA 20193

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to USA Education, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW
IN BLUE OR BLACK INK AS FOLLOWS:    USAED1    KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

================================================================================
USA EDUCATION, INC.

The Board of Directors recommends a vote FOR Items 1-3 to be voted upon at the Annual Meeting.

Vote On Directors

1. Nominees:
   01) CHARLES L. DALEY         09) BENJAMIN J. LAMBERT III
   02) W.M. DIEFENDERFER III    10) ALBERT L. LORD
   03) THOMAS J. FITZPATRICK    11) BARRY A. MUNITZ
   04) EDWARD A. FOX            12) A. ALEXANDER PORTER, JR.
   05) DIANE SUITT GILLELAND    13) WOLFGANG SCHOELLKOPF
   06) EARL A. GOODE            14) STEVEN L. SHAPIRO
   07) ANN TORRE GRANT          15) BARRY L. WILLIAMS
   08) RONALD F. HUNT

For     Withhold      For All       To withhold authority to vote, mark "For All
All        All         Except       Except" and write the nominee's number on
                                    the line below.

 O         O             O         --------------------------------------------


Vote On Proposals                              For        Against        Abstain

2. Reapprove the Management Incentive           O            O              O
   Plan and Amend the Plan to Increase
   the Number of Shares Authorized.

3. Ratify the Appointment of Arthur             O            O              O
   Andersen LLP as the Corporation's
   independent auditors.


If you wish to include comments and/or
address changes, please mark this box      O
and write them on the back where
indicated.


(Please sign, date and return this proxy card in the enclosed envelope.)

---------------------------------------       ----------------------------------
Signature [PLEASE SIGN WITHIN BOX]  Date      Signature (Joint Owners)  Date

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               USA EDUCATION, INC.

  Proxy solicited by the Board of Directors for Annual Meeting - May 16, 2002

   Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints Albert L. Lord, A. Alexander Porter, Jr. and Marianne
M. Keler, and each of them individually, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of USA Education, Inc. (the "Company") owned by the undersigned at the Annual Meeting and any adjournments or postponements thereof.

   The shares represented hereby will be voted in accordance with the directions given in this proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Item 1 (Election of Directors), FOR Item 2 (Reapprove/Amend the Management Incentive Plan) and FOR Item 3 (Ratification of Appointment of Independent Auditors). If any other matters are properly brought before the Annual Meeting, proxies will be voted on such matters as the proxies named herein, in their sole discretion, may determine.

Address Changes/Comments:

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

(If you noted any address Changes or Comments above, please check the corresponding box on the reverse.)

--------------------------------------------------------------------------------

USA EDUCATION, INC.
11600 SALLIE MAE DRIVE
RESTON, VA 20193

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your instruction card and return it in the postage-paid envelope we've provided or return to USA Education, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW
IN BLUE OR BLACK INK AS FOLLOWS:    USAED3    KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

           THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

USA EDUCATION, INC.

The Board of Directors recommends a vote FOR Items 1-3 to be voted upon at the Annual Meeting.

Vote On Directors

1. Nominees:
   01) CHARLES L. DALEY         09) BENJAMIN J. LAMBERT III
   02) W.M. DIEFENDERFER III    10) ALBERT L. LORD
   03) THOMAS J. FITZPATRICK    11) BARRY A. MUNITZ
   04) EDWARD A. FOX            12) A. ALEXANDER PORTER, JR.
   05) DIANE SUITT GILLELAND    13) WOLFGANG SCHOELLKOPF
   06) EARL A. GOODE            14) STEVEN L. SHAPIRO
   07) ANN TORRE GRANT          15) BARRY L. WILLIAMS
   08) RONALD F. HUNT

For     Withhold      For All       To withhold authority to vote, mark "For All
All        All         Except       Except" and write the nominee's number on
                                    the line below.

 O         O             O         --------------------------------------------


Vote On Proposals                              For        Against        Abstain

2. Reapprove the Management Incentive           O            O              O
   Plan and Amend the Plan to Increase
   the Number of Shares Authorized.

3. Ratify the Appointment of Arthur             O            O              O
   Andersen LLP as the Corporation's
   independent auditors.


If you wish to include comments and/or
address changes, please mark this box      O
and write them on the back where
indicated.


(Please sign, date and return this proxy card in the enclosed envelope.)

---------------------------------------       ----------------------------------
Signature [PLEASE SIGN WITHIN BOX]  Date      Signature (Joint Owners)  Date

--------------------------------------------------------------------------------

                               USA EDUCATION, INC.

         Instruction Card Solicited by Fidelity Management Trust Company

   Each of the undersigned, revoking all other proxies heretofore given, hereby directs Fidelity Management Trust Company ("Fidelity") to constitute and appoint Albert L. Lord, A. Alexander Porter, Jr. and Marianne M. Keler, and each of them individually, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of USA Education, Inc. (the "Company") credited to the account of the undersigned at the Annual Meeting and any adjournments or postponements thereof.

   The shares represented hereby will be voted in accordance with the directions given on this card. If no direction is made, if the card is not signed, or if the card is not received by May 13, 2002, the shares credited to your account will be voted in proportion to directions received by Fidelity. Your directions will be treated confidentially by Fidelity.

Address Changes/Comments:

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

(If you noted any address Changes or Comments above, please check the corresponding box on the reverse.)

--------------------------------------------------------------------------------